UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2019 (June 14, 2019)

Bat Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 104, No. 33 Section D,

No. 6 Middle Xierqi Road,

Haidian District, Beijing, China

(Address of Principal Executive Offices)

+86 (010) 59441080

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Explanatory Note

This amendment to the Current Report on Form 8-K/A (“Form 8-K/A”) is being filed to amend the Current Report on Form 8-K initially filed by Bat Group, Inc. (the “Company”) with the Securities and Exchange Commission on June 19, 2019 (the “Original Form 8-K”). The Company is filing this Form 8-K/A solely to correct an inadvertent error of omitting Mr. Long Yi’s resignation as a director of the Company’s board of directors (the “Board”), and Ms. Yang An’s appointment as a director of the Board to fill in the vacancy created by Mr. Long Yi’s resignation. Except as set forth in the foregoing, the Original Form 8-K is unchanged.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Long Yi

On June 14, 2019, Mr. Long Yi resigned from his positions as Chief Financial Officer (“CFO”) of Bat Group, Inc. (the “Company”) and director of the Company’s board of directors (the “Board”) effective immediately. Mr. Yi’s resignation is not as a result of any disagreement with the Company relating to its operations, policies or practices.

Resignation of Zhe Ding

On June 14, 2019, Mr. Zhe Ding resigned from his positions as Chief Operating Officer (“COO”) of Bat Group, Inc. (the “Company”) effective immediately. Mr. Ding’s resignation is not as a result of any disagreement with the Company relating to its operations, policies or practices.

Appointment of Yang An

Effective June 14, 2019, the Board appointed Ms. Yang An as CFO of the Company and director of the Board to fill the vacancy created by the resignation of Mr. Yi.

The biographical information of Ms. An is set forth below.

Ms. Yang An was the finance controller of Beijing Yihe Network, a high-tech company since Februray 2018. From May 2015 to January 2018, Ms. An served as the finance manager of Hortonworks, a high-tech company in the United States. From June 2011 to April 2015, Ms. An served as the senior auditor of Mazars CPA Limited. Mrs. An held a Bachelor degree in Vocal Music from Xinghai Conservatory of Music.

Ms. An does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Ms. An also entered into an executive employment agreement (the “Employment Agreement”) with the Company, which sets her annual compensation at $50,000 and establishes other terms and conditions governing her service to the Company. The Employment Agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated June 14, 2019 by and between the Company and Yang An, incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on June 19, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAT GROUP, INC.

Date: July 2, 2019	By:	/s/ Jiaxi Gao
	Name:	Jiaxi Gao
	Title:	Chief Executive Officer

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